Exhibit 99.1

Media Contact:

Elliot Fox

W2O Group

212.257.6724

efox@w2ogroup.com

Investor Contact:
Jordan Kohnstam
Westwicke Partners
443.450.4189

jordan.kohnstam@westwicke.com

Esperion Therapeutics Provides ETC-1002 Development Program Update; Reports First Quarter 2014 Financial Results

Conference Call and Webcast Today, Monday, May 12, 2014 at 4:30 p.m. Eastern Time

Ann Arbor, Mich., —(BUSINESS WIRE)— Esperion Therapeutics, Inc. (NASDAQ: ESPR), a clinical-stage biopharmaceutical company focused on developing and commercializing first-in-class, oral, low-density lipoprotein cholesterol (LDL-C) lowering therapies for the treatment of hypercholesterolemia, today provided ETC-1002 development program updates and financial results for the first quarter ended Mar. 31, 2014.

“We are pleased with the progress of the ETC-1002 development program,” said Tim M. Mayleben, president and chief executive officer of Esperion. “Our team remains focused on meeting clinical and nonclinical milestones in the development of ETC-1002 for the treatment of patients with hypercholesterolemia, and for whom statins are not appropriate.”

First Quarter Development Program Highlights

•                  Randomized approximately 350 patients at 62 sites across the U.S. in the Company’s Phase 2b ETC-1002-008 study in patients with hypercholesterolemia with or without statin intolerance. The randomized, double-blind, parallel-group, multicenter study is evaluating parallel doses of ETC-1002 as monotherapy or in combination with ezetimibe.

•                  Initiated ETC-1002-009, the Company’s second Phase 2b clinical study, to evaluate the potential of ETC-1002 to provide incremental LDL-C lowering for patients already taking a statin and who are not at their LDL-C goal. The randomized, double-blind, parallel-group, multicenter study is evaluating parallel doses of ETC-1002 in approximately 132 patients with hypercholesterolemia over 12 weeks.

•                  Completed nonclinical safety studies resulting in no unexpected findings.

Upcoming Milestones Expected

•                  During the fourth quarter of 2014, the Company expects to report results of the two-year nonclinical carcinogenicity studies. These results will be shared with the FDA as part of the End-of-Phase 2 meeting in 2015.

•                  During the fourth quarter of 2014, the Company expects to announce top-line results from the Phase 2b ETC-1002-008 clinical study.

•                  During the fourth quarter of 2014, the Company expects to announce top-line results from the Phase 2b ETC-1002-009 clinical study.

2014 First Quarter Financial Results

As of Mar. 31, 2014, cash and cash equivalents and investment securities available for sale totaled $68.2 million as compared with $77.6 million at Dec. 31, 2013.

Research and development expense was $5.4 million for the first quarter of 2014 as compared to $2.1 million for the first quarter of 2013. The increase in research and development expenses was largely driven by the advancement of the ETC-1002 program through Phase 2 development.

General and administrative expense was $2.5 million for the first quarter of 2014 as compared to $1.3 million for the first quarter of 2013. The increase in general and administrative expenses was largely driven by incremental expenses to support public company operations, changes in headcount including increased stock-based compensation expense, and other costs to support Esperion’s growth.

Net loss was $7.9 million for the first quarter of 2014 compared to a net loss of $4.2 million for the first quarter of 2013.

Esperion had approximately 15.4 million shares of common stock outstanding as of Mar. 31, 2014.

2014 Financial Outlook

Esperion continues to expect that full-year 2014 net cash used in operating activities will be approximately $35 and $40 million and its cash and cash equivalents and investment securities will be approximately $40 to $45 million at Dec. 31, 2014. The Company continues to believe that existing cash resources will fund the Company through at least the end of 2015.

Conference Call and Webcast Information

Esperion’s management will conduct a conference call to discuss Esperion’s financial and operational results for the first quarter Mar. 31, 2014 and other matters related to its future operations and performance. The call can be accessed by dialing (877) 312-7508 (domestic) or (253) 237-1184 (international) five minutes prior to the start of the call and providing access code 29900745. A live, listen-only webcast of the conference call can be accessed on the investor relations section of the Esperion website at investor.esperion.com/events. A webcast replay of the call will be available approximately two hours after completion of the call and will be archived on the Company’s website for two weeks.

About Esperion Therapeutics

Esperion Therapeutics, Inc. is a clinical stage biopharmaceutical company focused on developing and commercializing first-in-class, oral, low-density lipoprotein cholesterol (LDL-C) lowering therapies for the treatment of patients with hypercholesterolemia and other cardiometabolic risk markers. ETC-1002, Esperion’s lead product candidate, is a unique, first-in-class, orally available, once-daily small molecule designed to lower LDL-cholesterol levels and avoid the side effects associated with the currently-available LDL-cholesterol lowering therapies. ETC-1002 is being developed primarily for patients intolerant of statins with elevated levels of LDL-cholesterol. Phase 2b clinical trials for ETC-1002 are currently underway and build upon a successful and comprehensive Phase 1 and Phase 2 program. For more information, please visit www.esperion.com.

Forward Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the federal securities laws, including statements regarding the therapeutic potential of ETC-1002, the anticipated timing for reporting top-line results from Esperion’s Phase 2b ETC-1002-008 clinical study and its Phase 2b ETC-1002-009 clinical study, the anticipated timing for reporting final results of Esperion’s two-year carcinogenicity studies, and expectations regarding Esperion’s 2014 financial outlook and its ability to fund its operations through at least the end of 2015. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause

Esperion’s actual results to differ significantly from those projected, including, without limitation, the risk that unanticipated developments could interfere with the development (and commercialization) of ETC-1002, as well as other risks detailed in Esperion’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K filed with Securities and Exchange Commission on March 13, 2014. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. Esperion disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this press release, other than to the extent required by law.

Esperion Therapeutics, Inc.

(A Development Stage Company)

Balance Sheet Data

(In thousands)

	March 31,	December 31,
	2014	2013
	(Unaudited)

Cash and cash equivalents	$48,638	$56,537
Working capital	55,091	56,417
Investments	19,592	21,063
Total assets	70,223	78,294
Common stock	15	15
Deficit accumulated during the development stage	(75,937)	(68,063)
Total stockholders’ equity	67,035	74,091

Esperion Therapeutics, Inc.

(A Development Stage Company)

Statement of Operations

 (In thousands, except share and per share data)

	Three Months Ended March 31,
	2014	2013
	(Unaudited)	(Unaudited)

Operating expenses:
Research and development	$5,400	$2,093
General and administrative	2,490	1,251
Total operating expenses	7,890	3,344
Loss from operations	(7,890)	(3,344)

Interest expense	—	(828)
Change in fair value of warrant liability	—	(42)
Other income (expense), net	16	(25)
Net loss	$(7,874)	$(4,239)
Net loss per common share (basic and diluted)	$(0.51)	$(12.24)
Weighted average shares outstanding (basic and diluted)	15,369,055	346,478